Exhibit 99.1

Blueknight Energy Partners, L.P.
Announces Amendment to Global Transaction Agreement

TULSA, Okla, May 12, 2011 -- Blueknight Energy Partners, L.P. (Pink Sheets: BKEP) (“BKEP” or the “Partnership”), a midstream energy company focused on providing integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products, today announced that it has entered into a First Amendment to Global Transaction Agreement (the “Amendment”) pursuant to which certain transactions contemplated by the Global Transaction Agreement entered into in October, 2010 have been modified as described in more detail below.

“After several months of discussions with a group of large unitholders, the board agreed to certain modifications to the Global Transaction Agreement which we believe, on the whole, accrue to the benefit of our public Common Unitholders.  Vitol and Charlesbank agreed to these modifications, including higher distribution levels for the common unitholders than originally anticipated by the Global Transaction Agreement, with the expectation of securing the common unitholders’ vote in favor of certain amendments to the Partnership Agreement,” commented James Dyer, chief executive officer and director of the Partnership’s general partner.  “The modified refinancing transactions, if approved, when combined with the recently announced proposed settlement of the securities class action litigation and the relisting of the Partnership’s common units on NASDAQ, will simplify the Partnership’s capital structure, facilitate the ability of the Partnership to take advantage of growth opportunities, and allow us to continue the focus on building unitholder value.”

The Global Transaction Agreement entered into in October, 2010 contemplated a series of transactions related to the refinancing of the Partnership’s debt and the recapitalization of the Partnership’s securities. Generally, these transactions were separated into three types of transactions: (i) Phase I Transactions, (ii) Unitholder Vote Transactions, and (iii) Phase II Transactions. The Phase I Transactions were completed on October 25, 2010.  The Amendment modifies the Unitholder Vote Transactions and the Phase II Transactions contemplated in the Global Transaction Agreement.

The Partnership’s general partner’s Board of Directors (the “Board”) approved the Amendment based on a recommendation from its Conflicts Committee, which consists entirely of independent directors.  The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the Amendment.  The Committee considered a number of factors, including an opinion from the Conflicts Committee’s independent financial advisor that the Unitholder Vote Transactions and the Phase II Transactions effected pursuant to the Global Transaction Agreement as amended by the Amendment are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of the Partnership.

The Partnership’s general partner has agreed to convene a special meeting (the “Unitholder Meeting”) of holders of the Partnership’s Common Units to consider and vote upon the following Unitholder Proposals:

•
Distributions to Common Unitholders:  amend the Partnership’s partnership agreement to reset (i) the Minimum Quarterly Distribution to $0.11 per unit per quarter, (ii) the First Target Distribution to $0.1265 per unit per quarter, (iii) the Second Target Distribution to $0.1375 per unit per quarter and (iv) the Third Target Distribution to $0.1825 per unit per quarter, each effective as of the first day of the quarter during which the unitholders approve the Unitholder Proposals;

•	Cancel Subordinated Units: amend the partnership agreement to cancel all of the Partnership’s outstanding subordinated units;

•
Eliminate Arrearages:  waive the Cumulative Common Unit Arrearage (as defined in the partnership agreement) due and owing through and including the quarter during which the unitholders approve the Unitholder Proposals;

•
Two-years before General Partner can receive Incentive Distributions:  amend the partnership agreement to provide that no distributions of Operating Surplus (as defined in the Partnership’s partnership agreement) shall accrue or be paid to the holders of the Incentive Distribution Rights during the two-year period beginning with the quarter in which the Unitholder Proposals are approved;

•
Corporate Governance:  amend the partnership agreement to provide that during the period beginning on the date the Unitholder Proposals are approved until June 30, 2015, the Partnership will not issue any senior equity securities except for certain exceptions as set forth in the Amendment; and

•
Ability for the Board to Convert Preferred Units to Common Units:  amend the partnership agreement to provide that in addition to the Partnership’s current rights to convert the Series A Preferred Units into common units, the Series A Preferred Units will also be convertible in whole or in part at the option of the Partnership at any time on or after October 25, 2015, subject to certain price and volume requirements as set forth in the Amendment.

The Board and the Conflicts Committee each recommend the public unitholders approve the Unitholder Proposals.

The Unitholder Proposals must be approved by a majority of the outstanding common units held by the public (excludes units held by Vitol and Charlesbank).  The Partnership’s Series A Preferred Units are not entitled to vote upon the Unitholder Proposals.

Upon the approval of the Unitholder Proposals:

•	Vitol and Charlesbank will transfer all of the Partnership’s outstanding subordinated units to the Partnership and the Partnership will cancel such subordinated units, and

•
the Partnership will undertake a $77 million rights offering, the proceeds of which will be used to pay for any and all expenses relating to conducting the rights offering, redeem the Partnership’s convertible debentures plus any interest payable thereon, and then to repurchase up to a maximum of $22 million of preferred units from Vitol and Charlesbank.

Important Additional Information Regarding the Unitholder Proposals and the Phase II Transactions will be Filed with the Securities and Exchange Commission (“SEC”).

In connection with the Unitholder Proposals and the related transactions, the Partnership will file a proxy statement and other documents with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP, THE UNITHOLDER PROPOSALS AND RELATED TRANSACTIONS.  Investors and security holders may obtain copies of the proxy statement and other documents that the Partnership files with the SEC (when they are available) free of charge at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Partnership’s web site at www.bkep.com or by directing a request to Blueknight Energy Partners, L.P., Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136, Attention: Investor Relations.

The Partnership, the Partnership’s general partner and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of the Partnership in connection with the Unitholder Proposals and related transactions.  Information regarding the special interests of persons who may be deemed to be such participants in the Unitholder Proposals and related transactions will be included in the proxy statement when it becomes available.  Additional information regarding the directors and executive officers of the Partnership’s general partner is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Blueknight Energy Partners, L.P. as described above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-Looking Statements

This release includes forward-looking statements. Statements included in this release that are not historical facts (including, without limitation, any statements concerning plans and objectives of management for future operations or economic performance or assumptions related thereto) are forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to the approval of the Unitholder Approvals, the impact of the refinancing of the Partnership’s debt and recapitalization of its partnership interests upon the price of its common units, the Partnership’s future cash flows and operations, pending legal proceedings, future market conditions, current and future governmental regulation, future taxation and other factors discussed in the Partnership’s filings with the SEC. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Blueknight Energy Partners, L.P.

BKEP owns and operates a diversified portfolio of complementary midstream energy assets consisting of approximately 8.1 million barrels of crude oil storage located in Oklahoma and Texas, approximately 6.7 million barrels of which are located at the Cushing Oklahoma Interchange, approximately 1,285 miles of crude oil pipeline located primarily in Oklahoma and Texas, approximately 300 crude oil transportation and oilfield services vehicles deployed in Kansas, Colorado, New Mexico, Oklahoma and Texas and approximately 7.4 million barrels of combined asphalt product and residual fuel oil storage located at 45 terminals in 22 states. BKEP provides integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products. BKEP is based in Oklahoma City, Oklahoma and Tulsa, Oklahoma. For more information, visit the Partnership’s web site at www.bkep.com.

Contact:

BKEP Investor Relations
918-237-4032
investor@bkep.com

or

BKEP Media Contact:
Brent Gooden (405) 715-3232 or (405) 818-1900

4